As filed with the Securities and Exchange Commission on September 10, 2001

                                      Registration Statement No. 333-
                                                                 ---------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SAFEGUARD SCIENTIFICS, INC.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                                                     23-1609753
   (State of Incorporation)                                                   (I.R.S. Employer Identification No.)

     800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945
          (Address of principal executive offices, including zip code)

                 Safeguard Scientifics, Inc. Retirement Plan and
             Safeguard Scientifics, Inc. Money Purchase Pension Plan
                            (Full title of the plans)

                            N. Jeffrey Klauder, Esq.
                800 The Safeguard Building, 435 Devon Park Drive
                              Wayne, PA 19087-1945
                     (Name and Address of Agent for Service)

                                 (610) 293-0600
                     (Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                               Amount        Proposed Maximum    Proposed Maximum       Amount Of
                                                To Be         Offering Price    Aggregate Offering    Registration
  Title of securities to be registered    Registered(1)(2)     Per Share(3)          Price(3)            Fee (3)
Common Stock $.10 per share, together          350,000            $2.635             $922,250             $231
with related rights to purchase Series
A Junior Participating Preferred Stock

(1) In addition, pursuant to Rule 416(c), under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3) Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee. The fee is computed based upon $2.635, the average of the high and low prices for a share of Common Stock of the Registrant on September 7, 2001, as reported on the New York Stock Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, as filed by Safeguard Scientifics, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

        1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

        2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001.

        3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        4. The description of the Preferred Share Purchase Rights that are deemed to be attached to each share of the Registrant's Common Stock (until the occurrence of certain events) contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act on March 2, 2000 (File No. 001-05620), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by N. Jeffrey Klauder, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Klauder is Executive Vice President and General Counsel of Safeguard Scientifics, Inc. and beneficially owns 107,500 shares of the Registrant and holds options to purchase up to 675,000 shares of the Registrant, of which 56,250 options are currently exercisable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

        Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute.

        Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        The Registrant's Articles of Incorporation provide that a director or officer of the Registrant shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office under the Articles or the bylaws of the Registrant or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness provided that such limitation on monetary damages does not relieve a director or officer of liability for the payment of any taxes pursuant to local, state or federal law, or liability or responsibility pursuant to any criminal statute.

        Section 6 of Article II of the Registrant's bylaws also limits the monetary liability of directors for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office. The limitation on monetary liability does not extend to breaches of duty constituting self-dealing, willful misconduct or recklessness and does not relieve a director of liability for the payment of any taxes pursuant to local, state or federal law, or liability or responsibility pursuant to any criminal statute.

        Article VIII of the bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Registrant, or any other person designated by the Board of Directors as an indemnified representative, in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct of the indemnified representative has been determined to constitute willful misconduct, recklessness or self-dealing sufficient in the circumstances to bar indemnification against liabilities arising from the conduct.

        The Registrant has a directors' and officers' liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        None.

Item 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement.

4.1 Safeguard Scientifics, Inc. Adoption Agreement, Regional Prototype Cash or Deferred Profit-Sharing Plan and Trust effective as of January 1, 2000

4.2 Regional Prototype Defined Contribution Plan and Trust, Basic Plan Document #R1

4.3 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of December 7, 2000

4.4 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of January 1, 2001

4.5 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of April 1, 2001

4.6 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of July 1, 2001

4.7 Safeguard Scientifics, Inc. Adoption Agreement, Regional Prototype Money Purchase Plan, effective as of January 1, 2000

4.8 Safeguard Scientifics, Inc. Money Purchase Pension Plan Amendments dated November 16, 2000

4.9     Plan Merger Instrument dated as of November 16, 2000

4.10 Rights Agreement dated as of February 28, 2000, between Safeguard Scientifics, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed on February 29, 2000)

5.1     Opinion of N. Jeffrey Klauder, Esquire

23.1    Consent of KPMG LLP

23.2    Consent of Counsel (included in opinion filed as Exhibit 5 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)

Item 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The Registrant hereby undertakes that the Plans and any amendments thereto have been or will be submitted to the Internal Revenue Service ("IRS") in a timely manner and all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code have been or will be made.

                                   SIGNATURES

        The Company. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on September 7, 2001.

                                    SAFEGUARD SCIENTIFICS, INC.


                                    By:      /s/ Vincent G. Bell, Jr.
                                        ----------------------------------------
                                             Vincent G. Bell, Jr.
                                             Acting Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS HARRY WALLAESA AND N. JEFFREY KLAUDER, AND EACH OF THEM, ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH.

Dated:  Sept. 7, 2001                 /s/ Vincent G. Bell, Jr.
                                     ----------------------------------------------------
                                     Vincent G. Bell, Jr., Acting Chief Executive Officer
                                     (Principal Executive Officer)


Dated:  Sept. 7, 2001                 /s/ Christopher J. Davis
                                     ----------------------------------------------------
                                     Christopher J. Davis, Executive Vice President
                                     (Principal Financial and Accounting Officer)


Dated:  Sept. 7, 2001                 /s/ Warren V. Musser
                                     ----------------------------------------------------
                                     Warren V. Musser, Chairman of the Board


Dated:  Sept. 7, 2001                 /s/ Walter W. Buckley, III
                                     ----------------------------------------------------
                                     Walter W. Buckley, III, Director


Dated:  Sept. 7, 2001                 /s/ Michael J. Emmi
                                     ----------------------------------------------------
                                     Michael J. Emmi, Director


Dated:  Sept. 7, 2001                 /s/ Robert A. Fox
                                     ----------------------------------------------------
                                     Robert A. Fox, Director

Dated:  Sept. 7, 2001                 /s/ Robert E. Keith, Jr.
                                     ----------------------------------------------------
                                     Robert E. Keith, Jr., Vice Chairman of the Board


Dated:  Sept. 7, 2001                 /s/ Jack L. Messman
                                     ----------------------------------------------------
                                     Jack L. Messman, Director


Dated:  Sept. 7, 2001                 /s/ Russell E. Palmer
                                     ----------------------------------------------------
                                     Russell E. Palmer, Director


Dated:
                                     ----------------------------------------------------
                                     John W. Poduska Sr., Director


Dated:
                                     ----------------------------------------------------
                                     Heinz Schimmelbusch, Director


Dated:  Sept. 7, 2001                 /s/ Hubert J. P. Schoemaker
                                     ----------------------------------------------------
                                     Hubert J. P. Schoemaker, Director


Dated:  Sept. 7, 2001                 /s/ Harry Wallaesa
                                     ----------------------------------------------------
                                     Harry Wallaesa, Director


Dated:  Sept. 7, 2001                 /s/ Carl J. Yankowski
                                     ----------------------------------------------------
                                     Carl J. Yankowski, Director

        The Plans. Pursuant to the requirements of the Securities Act, the Administrators of the Safeguard Scientifics, Inc. Retirement Plan and Safeguard Scientifics, Inc. Money Purchase Pension Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on September 7, 2001.

                       SAFEGUARD SCIENTIFICS, INC.
                       Plan Administrator of Safeguard Scientifics, Inc. Retirement Plan and Money Purchase Pension Plan


                       By:      /s/ N. Jeffrey Klauder
                           ----------------------------------------------------
                                N. Jeffrey Klauder, Executive Vice President
                                and General Counsel

                                  EXHIBIT INDEX


Exhibit
No.           Description of Exhibit
---           ----------------------

4.1 Safeguard Scientifics, Inc. Adoption Agreement, Regional Prototype Cash or Deferred Profit-Sharing Plan and Trust effective as of January 1, 2000

4.2 Regional Prototype Defined Contribution Plan and Trust, Basic Plan Document #R1

4.3 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of December 7, 2000

4.4 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of January 1, 2001

4.5 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of April 1, 2001

4.6 Safeguard Scientifics, Inc. Retirement Plan amendment effective as of July 1, 2001

4.7 Safeguard Scientifics, Inc. Adoption Agreement, Regional Prototype Money Purchase Plan, effective as of January 1, 2000

4.8 Safeguard Scientifics, Inc. Money Purchase Pension Plan Amendments dated November 16, 2000

4.9     Plan Merger Instrument dated as of November 16, 2000

4.10 Rights Agreement dated as of February 28, 2000, between Safeguard Scientifics, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed on February 29, 2000)

5.1     Opinion of N. Jeffrey Klauder, Esquire

23.1    Consent of KPMG LLP

23.2    Consent of Counsel (included in opinion filed as Exhibit 5 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)